Exhibit 4.1(b)

QUALITY DISTRIBUTION, LLC

and

QD CAPITAL CORPORATION

as Issuers

the GUARANTORS named in the Indenture (as defined herein),

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 29, 2009

to

Indenture

Dated as of December 18, 2007

Senior Floating Rate Notes due 2012, Series B

THIS SECOND SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”), dated as of September 29, 2009, is by and among QUALITY DISTRIBUTION, LLC, a Delaware corporation (the “Company”), QD CAPITAL CORPORATION, a Delaware corporation (“QD Capital” and together with the Company, the “Issuers”), the Guarantors, as defined in the Original Indenture (the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, reference is made to that certain indenture, dated as of December 18, 2007, as amended and supplemented by a Supplemental Indenture, dated as of August 27, 2009, between the Issuers, the Guarantors and the Trustee (the “Original Indenture” and as further amended and supplemented hereby, the “Indenture”), with respect to the Issuers’ Senior Floating Rate Notes due 2012, Series B (the “Notes”).

WHEREAS, in accordance with Section 9.02 of the Original Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement the Original Indenture with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes or any Guarantee without notice to any other Securityholders.

WHEREAS, the Issuers and the Guarantors desire to amend the Original Indenture in accordance with Section 9.02 of the Original Indenture and have solicited consents from the Holders of the Notes to certain amendments to the Original Indenture pursuant to a Confidential Offering Memorandum and Consent Solicitation Statement dated August 28, 2009 (the “Offer”);

WHEREAS, the Holders of at least a majority in aggregate principal amount of outstanding Notes or any Guarantee have consented in writing to the amendments to the Original Indenture contained herein; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Deletion of Definitions and Related References.    Section 1.01 of the Original Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Original Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to the Original Indenture. The Original Indenture is hereby amended by deleting the following sections and clauses, as applicable, of the Original Indenture and all references to such sections and clauses in their entirety:

(i)	Section 4.02 (Maintenance of Office or Agency)
(ii)	Section 4.03 (Limitation on Restricted Payments)
(iii)	Section 4.04 (Limitation on Incurrence of Additional Indebtedness)
(iv)	Section 4.05 (Corporate Existence)
(v)	Section 4.06 (Payment of Taxes and Other Claims)
(vi)	Section 4.07 (Maintenance of Properties and Insurance)
(vii)	Section 4.08 (Compliance Certificate; Notice of Default)
(viii)	Section 4.09 (Compliance with Laws)
(ix)	Section 4.10 (Reports to Holders)
(x)	Section 4.11 (Waiver of Stay, Extension or Usury Laws)
(xi)	Section 4.12 (Limitations on Transactions with Affiliates)
(xii)	Section 4.13 (Limitations on Dividend and Other Payment Restrictions)
(xiii)	Section 4.14 (Limitation on Issuances of Guarantees by Restricted Subsidiaries)
(xiv)	Section 4.15 (After-Acquired Property)
(xv)	Section 4.16 (Change of Control)
(xvi)	Section 4.17 (Limitation on Asset Sales)
(xvii)	Section 4.18 (Future Guarantors)
(xviii)	Section 5.01 (Merger, Consolidation and Sale of Assets - deleting clauses (a)(ii), (a)(iii), (a)(iv), (c)(iii) and (c)(iv) only)
(xix)	Section 6.01 (Events of Default - deleting clauses (iii), (iv), (v), (vi), (vii) and (viii) only)

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Indenture. Except as amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Original Indenture shall be bound by the Indenture as amended hereby. Subject to Sections 9.03 and 11.01 of the Indenture, in the case of conflict between the Original Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control. This Supplemental Indenture complies with the Trust Indenture Act of 1939 and the Issuers hereby confirm their duties thereunder (including under Section 314 thereof) with respect to the Indenture.

3

Section 3.2 Amendment to Notes. The Notes included certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Articles I and II hereof. Upon the effective date of this Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

Section 3.3 Effectiveness of Amendments. This Supplemental Indenture shall be effective upon execution hereof by the Issuers, the Guarantors and the Trustee; provided, however, that the amendments to the Original Indenture and the Notes set forth in Articles I and II and Section 3.02 of this Supplemental Indenture shall not become operative until immediately prior to the acceptance for exchange by the Issuers of the Notes tendered pursuant to the Offer. In the event the Company notifies (if orally, then confirmed in writing) Global Bondholder Services Corporation, as exchange and information agent under the Offer, that it has withdrawn or terminated the Offer, this Supplemental Indenture shall be terminated and of no force or effect and the Original Indenture shall not be modified hereby. The Company shall deliver to the Trustee a copy of any such notice given to Global Bondholder Services Corporation regarding the Company’s withdrawal or termination of the Offer.

Section 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5 Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Original Indenture.

Section 3.6 Effect of Headings. The Article and Section headings used herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

Section 3.7 Trustee Makes No Representations; Recitals. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Issuers and the Guarantors and the Trustee assumes no responsibility for their correctness.

Section 3.8 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.9 Governing Law. This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regards to principles of conflicts of law. Each of the parties hereto agrees to submit jurisdiction to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of, or relating to, this Supplemental Indenture.

Section 3.10 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.

4

Section 3.11 Successors. All agreements of the Issuers, the Guarantors and the Trustee in this Supplemental Indenture shall bind their respective successors.

Section 3.12 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective shall be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of September 29, 2009, the restrictive covenants of the Company and certain of the Events of Default have been eliminated, as provided in the Second Supplemental Indenture, dated as of September 29, 2009. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

[Remainder of this page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

QUALITY DISTRIBUTION, LLC

By:	/s/ JONATHAN C. GOLD
	Name:	Jonathan C. Gold
	Title:	Senior Vice President, General Counsel & Corporate Secretary

QD CAPITAL CORPORATION

By:	/s/ JONATHAN C. GOLD
	Name:	Jonathan C. Gold
	Title:	Senior Vice President, General Counsel & Corporate Secretary

QUALITY DISTRIBUTION, INC.

By:	/s/ JONATHAN C. GOLD
	Name:	Jonathan C. Gold
	Title:	Senior Vice President, General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture (Series B Notes)

AMERICAN TRANSINSURANCE GROUP, INC.
BOASSO AMERICA CORPORATION
CHEMICAL LEAMAN CORPORATION
ENVIROPOWER, INC.
FLEET TRANSPORT COMPANY, INC.
MEXICO INVESTMENTS, INC.
POWER PURCHASING, INC.
QD RISK SERVICES, INC.
QUALA SYSTEMS, INC.
QUALITY CARRIERS, INC.
QSI SERVICES, INC.
TRANSPLASTICS, INC.

By:	/s/ JONATHAN C. GOLD
	Name:	Jonathan C. Gold
	Title:	Senior Vice President, General Counsel & Corporate Secretary

MTL OF NEVADA

By:	/s/ JAMES RAKITSKY
	Name:	James Rakitsky
	Title:	President, Vice President & Chief Financial Officer

Signature Page to Supplemental Indenture (Series B Notes)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ CHRISTIE LEPPERT
	Name:	Christie Leppert
	Title:	Senior Associate

Signature Page to Supplemental Indenture (Series B Notes)